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                                                                     EXHIBIT 5.1

                         [Latham & Watkins Letterhead]


                                  May 24, 1999

Board of Directors
Tuboscope Inc.
2835 Holmes Road
Houston, Texas 77051

          Re: Registration Statement on Form S-8
              ----------------------------------

Gentlemen:

          At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,250,000 shares (the "Shares") of common stock, $0.01 par value, of Tuboscope Inc. (the "Company"), under The Amended 1996 Equity Participation Plan of Tuboscope Inc. (the "Plan").

          We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

          We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware (including statutory and reported decisional law) and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

          Subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and each in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                 Very truly yours


                                 /s/ Latham & Watkins


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